The Ensign Group Reports Fourth Quarter 2011 Earnings of $0.48 per Share; Issues 2012 Guidance

Conference Call and Webcast Scheduled for February 16, 2012 at 11:30 am PT

MISSION VIEJO, California (PR Newswire) - February 15, 2012 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported record results for the fourth quarter and full year 2011.
Financial Highlights Include:

▪	Operating results met annual revenue projections and exceeded earnings guidance, with consolidated revenues of $758.3 million, up 16.7%, and adjusted earnings of $2.34 per diluted share, up 21.2%;

▪	Same-store Medicare occupancy grew by 564 basis points, and same-store assisted-living occupancy increased by 254 basis points sequentially and 261 basis points quarter over quarter;

▪
Consolidated EBITDAR for the year climbed by 19.6% to $127.7 million, and for the quarter declined by only 184 basis points to $28.8 million in spite of the 11.1% October 1 Medicare cuts and changes to therapy regulations which increased therapy costs;

▪
Consolidated EBITDA for the year climbed by 23.5% to $114.0 million, and for the quarter declined by only 89 basis points to $25.5 million, also despite the Medicare cuts and therapy cost increases; and

▪
Net income for the year climbed 17.6% to $47.7 million, despite a decline of 11.3% in the quarter due to the Medicare cuts and therapy cost increases, which decline was on the low end of previously-issued forecasts.

Operating Results
The better-than-expected operating results came in the midst of an unprecedented 11.1% reduction in Medicare rates to skilled nursing facilities, as well as a simultaneous change in therapy regulations that increased the cost of delivering physical and other types of therapy to skilled nursing patients, all of which went into effect on October 1, 2011.

“The fourth quarter marked the most daunting challenge to Ensign's facility-centric leadership structure and operating model to date, and perhaps the best test of our flexibility, responsiveness and resilience that we will ever experience,” said Ensign's President and Chief Executive Officer Christopher Christensen. He stated that although there were some temporary pockets of weakness, overall the strength inherent in Ensign's unique business model shone through, as local facility leaders and their teams tackled the changes head-on.

Noting that the rate cuts were more heavily weighted toward the highest-acuity patients, Mr. Christensen reported that the cuts actually impacted Ensign's same-store average daily Medicare rate by more than 14%. “However, our facilities were able to make up much of the loss in the form of increased skilled days, as our skilled mix continues to shift higher,” he said.

He also lauded Ensign's facility leadership teams for being able to make critical adjustments across a variety of revenue and expense variables in their individual markets and operations. “As a result of a thousand little things that they collectively did, even with the rate cuts our overall skilled revenue was only off 4.4% on a same-store basis, and net income only declined 11.3% in the quarter,” he added, noting that additional planned mitigation efforts will not take full effect until the first half of 2012.

Chief Financial Officer Suzanne Snapper reported that Ensign's balance sheet remained strong, with its industry-low net-debt-to-EBITDAR ratio of 2.1x at year end. She further noted that the company continues to generate strong cash flow, with cash on hand on December 31 of $29.6 million, and net cash from operations of $72.7 million for the year.

She also noted that operating results met annual revenue projections and exceeded earnings guidance, both of which were increased in 2011. Revenue guidance was raised in August 2011, after the Medicare cuts and therapy cost increases had been announced, to $755 to $770 million, and consolidated revenues came in at $758.3 million, up 16.7% for the year. Earnings guidance was increased in November 2011, to $2.25 to $2.30 per share, and adjusted earnings exceeded that range at $2.34 per diluted share, up 21.2% for the year. Net income was up 17.6% to $47.7 million for the year. For the quarter, consolidated revenues were $192.7 million, earnings were $0.48 per diluted share, and net income was $10.4 million.

In other results, she reported that consolidated EBITDA for the year grew by 23.5% or $21.7 million, to $114.0 million, while EBITDA margins grew by 82 basis points for the year to 15.0%, and only declined by 165 basis points in the quarter, despite the impact of Medicare cuts and increased therapy expense. Consolidated net income margins climbed by 5 basis points to 6.3% for the year, and declined by 138 basis points to 5.4% for the quarter, notwithstanding recent acquisitions, which typically carry little or no positive margin at all upon acquisition.

Fully diluted GAAP earnings per share were $0.48 for the quarter, compared to $0.55 per share in the prior year, and $2.21 for the year, compared to $1.92 in 2010. She also noted that the Company's effective tax rates were a lower-than-normal 38.3% for the year and 35.3% for the quarter, and that the Company had recorded a non-GAAP adjustment to its provision for income tax in order to normalize the tax rate to 38.9%, thereby increasing the tax expense and reducing adjusted earnings per share.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-K, which was filed with the SEC today and can be viewed on the Company's website at http://www.ensigngroup.net.

2012 Guidance Issued
Management issued 2012 annual guidance, projecting revenues of $830 million to $846 million, and net income of $2.36 to $2.42 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 22.1 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, no decline in overall Medicaid reimbursement rates including expected provider tax increases, and that tax rates do not materially increase. It also excludes expenses related to the DOJ investigation, which can vary widely from quarter to quarter depending on the DOJ's activities and the required response by the Company.
Quarter Highlights
During the quarter, the company's Board of Directors declared a quarterly cash dividend of $0.06 per share of Ensign common stock, an increase from the prior quarterly cash dividend of $0.055 per share. Ensign has been a dividend-paying company since 2002.

Also during the quarter and since, the company announced the acquisition of six long-term care facilities and two home health businesses in eight separate transactions. The facilities and businesses were purchased with cash, and include:

▪	In Southern California, The Springs at Pacific Regent La Jolla, a 59-bed Medicare-only skilled nursing facility located in San Diego's prestigious Village of La Jolla.

▪
In Idaho, Pocatello Care & Rehabilitation Center, an 88-bed skilled nursing facility that an Ensign operating subsidiary has operated under a lease since 2006, and the underlying real estate of which was acquired pursuant to a fixed-price purchase option in that lease.

▪	In Nevada, Rosewood Rehabilitation Center, a well-regarded 99-bed skilled nursing facility in the Reno market.

▪	Also in Nevada, Park Place Assisted Living, a 60-unit assisted living facility in the growing Reno market.

▪	In Arizona, Rose Court Independent & Assisted Living Community, an 89-unit assisted and independent living facility in Phoenix that was acquired from a lender's REO portfolio.

▪
In Utah, Orem Rehabilitation & Nursing Center, a 120-bed skilled nursing facility that an Ensign operating subsidiary has operated under a lease since 2008, and the underlying real estate of which was acquired from the estate of the former landlord.

▪	In Colorado, Homecare Solutions, a small home health agency based in Denver.

▪	In Oregon, Connected Home Health, a small home health agency based in Portland. This acquisition represents Ensign's first foray into the Oregon healthcare market.

The acquisitions brought Ensign's growing portfolio to 103 facilities, 78 of which are Ensign-owned, with Ensign affiliates holding purchase options on five of Ensign's 25 leased facilities, as well as three hospice companies and five home health businesses, spread over 11 states. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care, home health and hospice operations across the United States.
Urgent Care Joint Venture
In January 2012, Ensign announced the formation of Immediate Clinic, a joint venture to develop and operate urgent care facilities and related businesses. The venture will be led by a team led by Dr. John Shufeldt, founder and former Chief Executive Officer of one of the nation's largest and most successful privately-owned providers of urgent care and occupational medical services.
Immediate Clinic's state-of-the-art walk-in clinics will offer daily access to healthcare for minor injuries and illnesses, including X-ray and lab services, all from convenient neighborhood locations and with no appointment. Design and construction planning for several new locations is currently underway, and Immediate Clinic is also seeking opportunities to acquire existing urgent care operations across the United States. To date, Ensign has committed $4 million to the joint venture, and expects Immediate Clinic to open its first facilities within the second quarter of 2012.
Conference Call
A live webcast will be held on Thursday, February 16, 2011 at 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time) to discuss Ensign's fourth quarter and fiscal 2011 financial results, and Management's 2012 guidance. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, March 2, 2012.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 103 facilities, three hospice companies and five home health businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-K, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2011			December 31, 2011
		Non-			Non-
	As Reported	GAAP Adj.	As Adjusted	As Reported	GAAP Adj.	As Adjusted
Revenue	$192,662		$192,662	$758,277		$758,277
Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	156,287	(91)(1)	156,196	600,804	(452)(1)	600,352
Facility rent-cost of services	3,345		3,345	13,725		13,725
General and administrative expense	7,578	(780)(2)	6,798	29,766	(1,544)(2)	28,222
Depreciation and amortization	6,502	(213)(3)	6,289	23,286	(1,021)(3)	22,265
Total expenses	173,712	(1,084)	172,628	667,581	(3,017)	664,564
Income from operations	18,950	1,084	20,034	90,696	3,017	93,713
Other income (expense):
Interest expense	(2,989)		(2,989)	(13,778)	2,542(4)	(11,236)
Interest income	51		51	249		249
Other expense, net	(2,938)		(2,938)	(13,529)	2,542	(10,987)
Income before provision for income taxes	16,012	1,084	17,096	77,167	5,559	82,726

Tax impact of non-GAAP adjustments		422 (6)			2,162 (6)
Adjustment to increase tax rate to 38.9%		571 (5)			526 (5)
Provision for income taxes	5,657	993	6,650	29,492	2,688	32,180
Net income	$10,355	91	$10,446	$47,675	2,871	$50,546
Net income per share:
Basic	$0.49		$0.49	$2.27		$2.41
Diluted	$0.48		$0.48	$2.21		$2.34

Weighted average common shares outstanding:
Basic	21,109		21,109	20,967		20,967
Diluted	21,621		21,621	21,583		21,583

(1)	Represents acquisition-related costs expenses.

(2)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes at some of our subsidiaries being conducted by the United States Department of Justice (DOJ).

(3)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(4)	Represents the loss on extinguishment and amortization of remaining deferred financing costs in connection with the Senior Credit Facility entered into by the Company on July 15, 2011

(5)
The Company's effective tax rates were a lower-than-normal 38.3% for the year and 35.3% for the quarter. This non-GAAP adjustment normalizes the tax rate to 38.9%, thereby increasing the tax expense and reducing adjusted earnings per share.

(6)	Represents the tax impact of non-GAAP adjustments noted in (1) - (4) at a normalized rate of 38.9%.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Consolidated Statement of Income Data:
Net income	$10,355	$11,672	$47,675	$40,526
Interest expense, net	2,938	2,192	13,529	8,875
Provision for income taxes	5,657	7,420	29,492	26,253
Depreciation and amortization	6,502	4,395	23,286	16,633
EBITDA	$25,452	$25,679	$113,982	$92,287
Facility rent-cost of services	3,345	3,656	13,725	14,478
EBITDAR	$28,797	$29,335	$127,707	$106,765

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(In thousands)

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$29,584	$72,088
Accounts receivable-less allowance for doubtful accounts of $12,782 and $9,793 at December 31, 2011 and 2010, respectively	86,311	69,437
Prepaid income taxes	5,882	1,333
Prepaid expenses and other current assets	7,667	7,175
Deferred tax asset-current	11,195	9,975
Total current assets	140,639	160,008
Property and equipment, net	403,862	262,527
Insurance subsidiary deposits and investments	16,752	16,358
Escrow deposits	175	14,422
Deferred tax asset	3,514	4,987
Restricted and other assets	10,418	6,509
Intangible assets, net	2,321	4,070
Goodwill	17,177	10,339
Other indefinite-lived intangibles	1,481	672
Total assets	$596,339	$479,892

Liabilities and stockholders' equity Current liabilities:
Accounts payable	$21,169	$17,897
Accrued wages and related liabilities	41,958	37,377
Accrued self-insurance liabilities-current	12,369	11,480
Other accrued liabilities	18,577	13,557
Current maturities of long-term debt	6,314	3,055
Total current liabilities	100,387	83,366
Long-term debt-less current maturities	181,556	139,451
Accrued self-insurance liabilities-less current portion	31,904	25,920
Fair value of interest rate swap	2,143	—
Deferred rent and other long-term liabilities	2,864	2,952
Stockholders' equity	277,485	228,203
Total liabilities and stockholders' equity	$596,339	$479,892

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Year Ended
	December 31,
	2011	2010

Net cash provided by operating activities	$72,687	$60,501
Net cash used in investing activities	(156,052)	(57,186)
Net cash provided by financing activities	40,861	29,918
Net increase (decrease) in cash and cash equivalents	(42,504)	33,233
Cash and cash equivalents at beginning of period	72,088	38,855
Cash and cash equivalents at end of period	$29,584	$72,088

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$192,662	$172,757	$19,905	11.5%
Number of facilities at period end	102	82	20	24.4%
Actual patient days	833,617	700,984	132,633	18.9%
Occupancy percentage - Operational beds	78.5%	80.5%		(2.0)%
Skilled mix by nursing days	24.7%	24.5%		0.2%
Skilled mix by nursing revenue	48.6%	50.5%		(1.9)%

	Three Months Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$134,501	$137,598	$(3,097)	(2.3)%
Number of facilities at period end	60	60	—	—%
Actual patient days	525,028	530,088	(5,060)	(1.0)%
Occupancy percentage - Operational beds	82.4%	83.2%		(0.8)%
Skilled mix by nursing days	28.3%	27.5%		0.8%
Skilled mix by nursing revenue	52.9%	54.0%		(1.1)%

	Three Months Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$27,760	$26,266	$1,494	5.7%
Number of facilities at period end	17	17	—	—%
Actual patient days	126,706	130,076	(3,370)	(2.6)%
Occupancy percentage - Operational beds	70.1%	72.0%		(1.9)%
Skilled mix by nursing days	17.1%	14.6%		2.5%
Skilled mix by nursing revenue	36.8%	36.0%		0.8%

	Three Months Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$30,401	$8,893	$21,508	NM
Number of facilities at period end	25	5	20	NM
Actual patient days	181,883	40,820	141,063	NM
Occupancy percentage - Operational beds	74.4%	76.8%		(2.4)%
Skilled mix by nursing days	16.2%	14.4%		1.8%
Skilled mix by nursing revenue	36.1%	33.6%		2.5%
_______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2008.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2008 to December 31, 2009.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2010.

	Year Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$758,277	$649,532	$108,745	16.7%
Number of facilities at period end	102	82	20	24.4%
Actual patient days	3,124,724	2,706,543	418,181	15.5%
Occupancy percentage - Operational beds	79.2%	79.9%		(0.7)%
Skilled mix by nursing days	25.5%	25.0%		0.5%
Skilled mix by nursing revenue	51.3%	49.1%		2.2%

	Year Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$555,894	$522,048	$33,846	6.5%
Number of facilities at period end	60	60	—	—%
Actual patient days	2,090,370	2,091,188	(818)	—%
Occupancy percentage - Operational beds	82.7%	82.5%		0.2%
Skilled mix by nursing days	29.0%	27.9%		1.1%
Skilled mix by nursing revenue	55.5%	52.9%		2.6%

	Year Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$111,561	$101,424	$10,137	10.0%
Number of facilities at period end	17	17	—	—%
Actual patient days	511,784	510,243	1,541	0.3%
Occupancy percentage - Operational beds	71.4%	71.2%		0.2%
Skilled mix by nursing days	17.0%	14.5%		2.5%
Skilled mix by nursing revenue	38.4%	32.8%		5.6%

	Year Ended
	December 31,
	2011	2010
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$90,822	$26,060	$64,762	NM
Number of facilities at period end	25	5	20	NM
Actual patient days	522,570	105,112	417,458	NM
Occupancy percentage - Operational beds	74.7%	75.8%		(1.1)%
Skilled mix by nursing days	15.3%	15.2%		0.1%
Skilled mix by nursing revenue	35.8%	32.0%		3.8%
_______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2008.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2008 to December 31, 2009.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2010.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total		%
	2011	2010	2011	2010	2011	2010	2011	2010	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$552.61	$642.87	$486.53	$527.16	$463.58	$514.06	$532.66	$621.98	(14.4)%
Managed care	363.95	352.77	404.47	440.04	344.15	354.04	367.46	359.66	2.2%
Other skilled	660.85	534.53	639.96	550.00	571.26	626.95	656.84	537.70	22.2%
Total skilled revenue	492.09	522.10	467.17	503.94	448.42	494.99	485.03	519.37	(6.6)%
Medicaid	169.65	165.22	164.07	150.04	149.92	163.71	166.10	161.96	2.6%
Private and other payors	191.28	188.75	174.62	166.77	161.57	163.05	178.72	182.55	(2.1)%
Total skilled nursing revenue	$262.87	$266.02	$217.40	$203.88	$201.82	$211.14	$246.44	$251.97	(2.2)%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total		%
	2011	2010	2011	2010	2011	2010	2011	2010	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$620.10	$573.50	$522.46	$465.03	$489.19	$434.48	$595.30	$553.61	7.5%
Managed care	365.94	346.66	424.97	412.45	392.56	363.74	372.41	351.11	6.1%
Other skilled	565.58	546.35	545.72	550.00	570.60	625.23	564.60	548.94	2.9%
Total skilled revenue	521.81	483.18	493.67	453.47	480.28	437.16	515.90	478.92	7.7%
Medicaid	168.04	163.96	159.90	154.38	154.32	165.67	165.11	162.00	1.9%
Private and other payors	188.83	184.32	173.90	172.54	160.23	166.24	179.42	180.72	(0.7)%
Total skilled nursing revenue	$272.87	$255.36	$218.55	$200.22	$205.95	$206.88	$256.34	$243.26	5.4%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended December 31, 2011 and 2010:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Revenue:
Medicare	34.1%	36.5%	24.9%	27.6%	31.4%	26.9%	32.4%	34.8%
Managed care	14.0	14.4	9.9	8.4	3.9	4.0	12.3	13.1
Other skilled	4.8	3.1	2.0	—	0.8	2.7	3.9	2.6
Skilled mix	52.9	54.0	36.8	36.0	36.1	33.6	48.6	50.5
Private and other payors	7.0	7.8	10.9	11.1	23.6	11.3	9.5	8.5
Quality mix	59.9	61.8	47.7	47.1	59.7	44.9	58.1	59.0
Medicaid	40.1	38.2	52.3	52.9	40.3	55.1	41.9	41.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Days:
Medicare	16.2%	15.1%	11.1%	10.7%	13.7%	11.1%	15.0%	14.1%
Managed care	10.2	10.9	5.3	3.9	2.3	2.4	8.2	9.2
Other skilled	1.9	1.5	0.7	—	0.2	0.9	1.5	1.2
Skilled mix	28.3	27.5	17.1	14.6	16.2	14.4	24.7	24.5
Private and other payors	9.6	11.0	13.6	13.5	29.6	14.5	13.2	11.7
Quality mix	37.9	38.5	30.7	28.1	45.8	28.9	37.9	36.2
Medicaid	62.1	61.5	69.3	71.9	54.2	71.1	62.1	63.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the nine months ended December 31, 2011 and 2010:

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Revenue:
Medicare	37.3%	34.6%	27.3%	26.2%	31.4%	24.0%	35.3%	33.0%
Managed care	14.5	14.8	10.0	6.6	3.3	4.5	12.9	13.2
Other skilled	3.7	3.5	1.1	—	1.1	3.5	3.1	2.9
Skilled mix	55.5	52.9	38.4	32.8	35.8	32.0	51.3	49.1
Private and other payors	7.0	7.9	10.9	11.9	21.3	14.0	8.8	8.7
Quality mix	62.5	60.8	49.3	44.7	57.1	46.0	60.1	57.8
Medicaid	37.5	39.2	50.7	55.3	42.9	54.0	39.9	42.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Days:
Medicare	16.4%	15.4%	11.4%	11.3%	13.2%	11.4%	15.2%	14.5%
Managed care	10.8	10.9	5.1	3.2	1.7	2.6	8.9	9.2
Other skilled	1.8	1.6	0.5	—	0.4	1.2	1.4	1.3
Skilled mix	29.0	27.9	17.0	14.5	15.3	15.2	25.5	25.0
Private and other payors	10.2	11.0	13.7	13.8	27.4	17.4	12.6	11.7
Quality mix	39.2	38.9	30.7	28.3	42.7	32.6	38.1	36.7
Medicaid	60.8	61.1	69.3	71.7	57.3	67.4	61.9	63.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
	$	%	$	%	$	%	$	%
Revenue:
Medicaid	$73,463	38.1%	$66,878	38.7%	$277,736	36.6%	$259,711	40.0%
Medicare	64,386	33.4	61,194	35.4	272,283	35.9	219,217	33.7
Medicaid-skilled	6,560	3.4	4,111	2.4	20,290	2.7	17,573	2.7
Total	144,409	74.9	132,183	76.5	570,309	75.2	496,501	76.4
Managed Care	22,328	11.6	22,265	12.9	94,266	12.4	84,364	13.0
Private and Other	25,925	13.5	18,309	10.6	93,702	12.4	68,667	10.6
Total revenue	$192,662	100.0%	$172,757	100.0%	$758,277	100.0%	$649,532	100.0%

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company's operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company's Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC's website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.